Exhibit 99.1

For Immediate Release	Release No. 08-07

INDUSTRIAL DISTRIBUTION GROUP, INC.	For Additional Information, Contact:
(NASDAQ: IDGR)	Jack P. Healey
Executive Vice President and
Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100
www.idglink.com
INDUSTRIAL DISTRIBUTION GROUP, INC. ACCEPTS DEFINITIVE $12.10 PER SHARE OFFER FROM LUTHER KING CAPITAL MANAGEMENT
     ATLANTA, April 25, 2008 — Industrial Distribution Group, Inc. (“IDG” or the “Company”) (NASDAQ: IDGR), a leading nationwide supplier of maintenance, repair, operating and production (MROP) products and Flexible Procurement Solutions™ services to manufacturers and other industrial users, announced today, after the close of trading, that the Company will execute an Agreement and Plan of Merger with affiliates of Luther King Capital Management (“LKCM”), and thereby accept LKCM’s $12.10 per share offer, prior to the expiration of the offer at 12:00 p.m., Eastern Time, on Saturday, April 26, 2008. The Company received notice from Platinum Equity Advisors, LLC (“Platinum Equity”) late this afternoon that Platinum Equity would not exercise its right to match or exceed the LKCM offer.
     As previously announced, the Company’s Board of Directors had authorized the Company to execute the Agreement and Plan of Merger with LKCM (the “LKCM Merger Agreement”), which had been executed by LKCM when delivered to the Company on April 22, 2008 to make its $12.10 per share offer, if Platinum Equity did not exercise its right to match or exceed that offer by 5:00 p.m., Eastern Time, today. This deadline reflected the three business days to which Platinum Equity was entitled under its February 20, 2008 merger agreement with the Company (the “Platinum Merger Agreement”).
     In order to execute the LKCM Merger Agreement, the Company terminated the Platinum Merger Agreement, which entitles Platinum Equity, upon demand, to a 3% break-up fee based on the $10.30 per share price established in that agreement. In notifying the Company that it was not exercising its right to match or top the LKCM offer, Platinum Equity indicated that it would require payment of the break-up fee, if the Company accepted the LKCM offer and terminated the Platinum Merger Agreement. LKCM has agreed to reimburse the Company for the payment of the break-up fee to Platinum Equity under certain conditions.
     “We are very excited about this transaction with Luther King Capital Management, which we believe provides excellent value to our stockholders,” commented Richard M. Seigel, IDG’s Chairman of the Board. “We believe that this transaction with our largest stockholder is a great fit for both IDG and Luther King Capital Management.”
     As part of authorizing the Company to accept the LKCM Merger Agreement in the above circumstances, the Board of Directors will withdraw its previous recommendation of the Platinum Merger Agreement, and authorize the preparation of new proxy materials in order to recommend that the

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Company’s stockholders vote to adopt the LKCM Merger Agreement. The Board of Directors will also approve a new record date and meeting date for the special meeting of stockholders to vote on the LKCM Merger Agreement, both of which will be announced early next week. The Company will distribute a revised proxy statement to its stockholders in connection with the stockholders’ vote on the merger with LKCM.
ABOUT IDG
     IDG is a nationwide distributor of products and services that creates competitive advantages for its customers. Recognized for its broad product offering, the Company has earned a strong reputation as a specialty distributor with considerable technical and product application expertise. This expertise is found in the Company’s more specialized lines that include cutting tools, hand and power tools, abrasives, material handling equipment, coolants, lubricants, and safety products. The Company provides virtually any MROP product that its customers may require.
     Through its business process outsourcing services, the Company offers an array of value-added MROP services such as Flexible Procurement Solutions™. These solutions emphasize and utilize IDG’s specialized supply chain knowledge in product procurement, management and applications and in-process improvements to deliver documented cost savings for customers. IDG’s associates work full time in more than 100 customers’ manufacturing facilities to ensure process improvements, documented cost savings and continuous improvement.
     IDG serves approximately 12,000 active customers, representing a diverse group of large and mid-sized national and international corporations including BorgWarner Inc., Boeing Company, Kennametal, Inc., Duracell, Ford Motor Company, Honeywell International Inc., Danaher Corporation, and Pentair Inc., as well as many local and regional businesses. The Company sells in 49 of the 50 states and has a presence in 43 of the top 75 manufacturing markets in the United States and China.
ADDITIONAL INFORMATION
     Important additional information regarding the merger with LKCM will be filed with the SEC.
     This press release may be deemed to be soliciting material relating to the proposed merger between IDG and LKCM. IDG filed a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with Platinum Equity, and will file a new or revised proxy statement containing information about the proposed merger with LKCM, and supplemental proxy solicitation materials as required by law and SEC regulations. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY ADDITIONAL FILED PROXY MATERIALS BECAUSE THESE CONTAIN, OR THEY WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. IDG’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Industrial Distribution Group, Inc., 950 E. Paces Ferry Road, Suite 1575, Atlanta, GA 30326 (404) 949-2100, or from IDG’s website, www.idglink.com.
     IDG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from IDG’s stockholders with respect to the merger with LKCM. Information about IDG’s directors and executive officers and their ownership of

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IDG common stock is set forth in the proxy statement filed with the SEC on April 2, 2008. Stockholders and investors may obtain additional information regarding the interests of IDG and its directors and executive officers in the proposed transactions, which may be different than those of IDG’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transactions, when they have been filed with the SEC.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements relating to expected operating results and future performance, as well as future events and developments, are forward-looking statements and are not historical in nature. Generally, the words “looking forward”, “believe”, “expect”, “intend”, “estimate”, “anticipate”, “likely”, “project”, “may”, “will” and similar expressions identify forward-looking statements. The Company warns that any forward-looking statements in this release involve numerous risks and uncertainties related to the consummation of the transaction. These risks and uncertainties include, but are not limited to, (i) stockholder approval of the proposed transaction, and (ii) satisfaction of conditions to the proposed transaction, many of which are based on IDG’s current expectations and assumptions and involve certain unknown risks and uncertainties. If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. Moreover, pursuant to the Private Securities Litigation Reform Act of 1995, such statements speak only as of the date they were made, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact:

Jack P. Healey
Executive Vice President and Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100
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